Exhibit 5

Legal Opinion of The Romund Law Firm, PC

[Letterhead of The Romund Law Firm, PC]

December 6, 2001

Board of Directors

A Time to Grow, Inc.

1240 Blalock Road, Suite 150b

Houston, Texas 77055

Dear Sirs:

          Acting as counsel to A Time To Grow, Inc., a Texas corporation (the "Company"), in connection with the issuance and sale by the Company of up to 8,630,000 of its common shares, par value $0.0001, including 6,000,000 common shares registered pursuant to an Investment Agreement with Goldbridge Capital, LLC under Rule 415 as amended (collectively, the "Common Shares"), pursuant to a Registration Statement on Form SB-2, as amended, filed by the Company with the Securities and Exchange Commission for the registration of the sale of such Common Shares under the Securities Act of 1933, as amended (the "Registration Statement").

          As counsel for the company, I have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion.  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

          Based upon the foregoing, we are of the opinion that the Company is a duly incorporated and legally existing corporation under the laws of the State of Texas.  We are also of the opinion, based upon the foregoing and assuming compliance with applicable federal and state securities laws, that when the

Common Shares to be issued and sold by the Company have been delivered by the

Company in the manner described in the Registration Statement when it becomes effective and the Investment Agreement, the Common Shares will be validly issued and outstanding, fully paid and non-assessable and will represent a binding obligation of the Company.

          We hereby consent to the use of this opinion as an exhibit to the

Registration Statement, and we consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement.

                                             Very truly yours,

                                             The Romund Law Firm, PC

   By //s//Susan Romund________